Press Release

For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

Bill Barrett Corporation Receives All Required Stockholder Approvals Related
To Business Combination with Fifth Creek Energy

DENVER - March 16, 2018 - Bill Barrett Corporation (the “Company”) (NYSE: BBG) today announced that its stockholders overwhelmingly approved the adoption of the Agreement and Plan of Merger between Bill Barrett Corporation and Fifth Creek Energy Operating Company, LLC (“Fifth Creek Energy”) at the special meeting of the Company’s stockholders held earlier today. Approximately 98.7% of the shares voting, representing approximately 76.9% of the total outstanding shares, voted in favor of the adoption of the Merger Agreement.

With the receipt of the required stockholder approval, the transaction is expected to close Monday, March 19, 2018.

As previously announced on December 5, 2017, the Company and Fifth Creek Energy entered into a business combination transaction pursuant to which the Company will acquire Fifth Creek Energy for shares of the Company’s common stock.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release relate to, among other things, the anticipated closing of the transaction with Fifth Creek Energy.

These and other forward-looking statements in this press release are based on management’s judgment as of the date of this release and are subject to numerous risks and uncertainties. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.